  AS FILED WITH THE SECURITIES AND EXCHANGE COMMISSION ON APRIL 10, 1998

                                                REGISTRATION NO. 333-47961

================================================================================

                      SECURITIES AND EXCHANGE COMMISSION
                            WASHINGTON, D.C. 20549

                               ---------------

                             AMENDMENT NO. 1

                                    TO
                                   FORM S-3
            REGISTRATION STATEMENT UNDER THE SECURITIES ACT OF 1933

                               ---------------

                                 OWENS CORNING
            (EXACT NAME OF REGISTRANT AS SPECIFIED IN ITS CHARTER)

              DELAWARE                               34-4323452
   (STATE OR OTHER JURISDICTION OF       (I.R.S EMPLOYER IDENTIFICATION NO.)
   INCORPORATION OR ORGANIZATION)

                           ONE OWENS CORNING PARKWAY
                              TOLEDO, OHIO 43659
                                (419) 248-8000
  (ADDRESS, INCLUDING ZIP CODE, AND TELEPHONE NUMBER, INCLUDING AREA CODE, OF
                         PRINCIPAL EXECUTIVE OFFICES)

                               ---------------

                             MAURA J. ABELN, ESQ.
             SENIOR VICE PRESIDENT, GENERAL COUNSEL AND SECRETARY
                                 OWENS CORNING
                           ONE OWENS CORNING PARKWAY
                              TOLEDO, OHIO 43659
                                (419) 248-8000
(NAME, ADDRESS, INCLUDING ZIP CODE, AND TELEPHONE NUMBER, INCLUDING AREA CODE,
                      OF AGENT FOR SERVICE OF REGISTRANT)

                               ---------------

                 PLEASE SEND COPIES OF ALL COMMUNICATIONS TO:
                               DANIELLE CARBONE
                              SHEARMAN & STERLING
                             599 LEXINGTON AVENUE
                           NEW YORK, NEW YORK 10022
                                (212) 848-4000

                               ---------------

  APPROXIMATE DATE OF COMMENCEMENT OF PROPOSED SALE TO THE PUBLIC: From time to time after this Registration Statement becomes effective depending upon market conditions and other factors.

                               ---------------

  If the only securities being registered on this Form are to be offered pursuant to dividend or interest reinvestment plans, please check the following box: [_]

  If any of the securities being registered on this Form are being offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, other than securities offered only in connection with dividend or interest reinvestment plans, check the following box: [X]

  If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. [_]

  If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. [_]

  If delivery of the prospectus is expected to be made pursuant to Rule 434, please check the following box. [_]

                               ---------------

  THE REGISTRANT HEREBY AMENDS THIS REGISTRATION STATEMENT ON SUCH DATE OR DATES AS MAY BE NECESSARY TO DELAY ITS EFFECTIVE DATE UNTIL THE REGISTRANT SHALL FILE A FURTHER AMENDMENT WHICH SPECIFICALLY STATES THAT THIS REGISTRATION STATEMENT SHALL THEREAFTER BECOME EFFECTIVE IN ACCORDANCE WITH
SECTION 8(a) OF THE SECURITIES ACT OF 1933 OR UNTIL THE REGISTRATION STATEMENT BECOMES EFFECTIVE ON SUCH DATE AS THE COMMISSION, ACTING PURSUANT TO SAID
SECTION 8(a), MAY DETERMINE.

================================================================================

                                    PART II

                    INFORMATION NOT REQUIRED IN PROSPECTUS

ITEM 14. OTHER EXPENSES OF ISSUANCE AND DISTRIBUTION.

  The following table sets forth the expenses (other than underwriting discounts and commissions) expected to be incurred in connection with the issuance and distribution of the securities being registered. Except for the Securities and Exchange Commission filing fee, all amounts shown are estimates:

      Registration Fee................................................  $295,000
      Rating Agency Fees..............................................   500,000
      Accountants' Fees and Expenses..................................   100,000
      Counsel's Fees and Expenses.....................................    50,000
      Blue Sky Fees and Expenses (including counsel's fees)...........     5,000
      Printing and Engraving Expenses.................................   100,000
      Fees and Expenses of Trustees...................................    60,000
      Miscellaneous...................................................     5,000
                                                                       ---------
      Total........................................................... 1,115,000
                                                                       =========

ITEM 15. INDEMNIFICATION OF DIRECTORS AND OFFICERS.

  A. Reference is made to Section 102(b)(7) of the General Corporation Law of the State of Delaware as to the limitation of personal liability of directors and officers and to Section 145 of the General Corporation Law of the State of Delaware as to indemnification by the Company of its directors and officers.

  B. Article FOURTEENTH of the Company's Certificate of Incorporation, as amended, provides as follows with respect to the indemnification of the Company's directors and officers and the limitation of personal liability of its directors and officers:

    FOURTEENTH: The corporation shall indemnify to the full extent authorized or permitted by law any person made, or threatened to be made, a party to any action or proceeding (whether civil or criminal or otherwise) by reason of the fact that he, his testator or intestate, is or was a director or officer of the corporation or by reason of the fact that such director or officer, at the request of the corporation, is or was serving any other corporation, partnership, joint venture, trust, employee benefit plan or other enterprise, in any capacity. Nothing contained herein shall affect any rights to indemnification to which employees other than directors and officers may be entitled by law. No director of the corporation shall be personally liable to the corporation or its stockholders for monetary damages for any breach of fiduciary duty by such a director as a director. Notwithstanding the foregoing sentence, a director shall be liable to the extent provided by applicable law (i) for any breach of the director's duty of loyalty to the corporation or its stockholders, (ii) for acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of law, (iii) pursuant to Section 174 of the Delaware General Corporation Law, or (iv) for any transaction from which such director derived an improper personal benefit. No amendment to or repeal of this Article FOURTEENTH shall apply to or have any effect on the liability or alleged liability of any director of the corporation for or with respect to any acts or omissions of such director occurring prior to such amendment.

  C. Article IX of the Company's By-laws provides as follows with respect to the indemnification of the Company's directors and officers and of certain other persons:

                                  ARTICLE IX

                   INDEMNIFICATION OF DIRECTORS AND OFFICERS

    The Corporation shall, to the fullest extent permitted by applicable law from time to time in effect (but, in the case of any amendment of such law, only to the extent that such amendment permits the Corporation to provide broader indemnification rights than such law permitted the Corporation to provide prior to such amendment), indemnify any and all persons who may serve or who have served at any time as directors or officers of the Corporation, or who at the request of the Corporation may serve or at any time have served as directors, officers, employees or agents of another corporation (including subsidiaries of the Corporation) or of any partnership, joint venture, trust or other enterprise, and any directors or officers of the Corporation who at the request of the Corporation may serve or at any time have served as agents or fiduciaries of an employee benefit plan of the Corporation or any of its subsidiaries, from and against any and all of the expenses, liabilities or other matters referred to in or covered by law whether the basis of such proceeding is alleged action in an official capacity as a director, officer, employee or agent or in any other capacity while serving as a director, officer, employee or agent. The Corporation may also indemnify any and all other persons whom it shall have power to indemnify under any applicable law from time to time in effect to the extent permitted by such law. The indemnification provided by this
  Article IX shall not be deemed exclusive of any other rights to which any person may be entitled under any provision of the Certificate of Incorporation, other By-Law, agreement, vote of stockholders or disinterested directors, or otherwise, both as to action in an official capacity and as to action in another capacity while holding such office, and shall be contract rights and continue as to a person who has ceased to be a director, officer, employee or agent and shall inure to the benefit of the heirs, executors and administrators of such a person.

    If a claim under this Article IX is not paid in full by the Corporation within sixty days after a written claim has been received by the Corporation, except in the case of a claim for an advancement of expenses, in which case the applicable period shall be twenty days, the director or officer may at any time thereafter bring suit against the Corporation to recover the unpaid amount of the claim. If successful in whole or in part in any such suit, or in a suit brought by the Corporation to recover an advancement of expenses pursuant to the terms of an undertaking, the director or officer shall be entitled to be paid also the expense of prosecuting or defending such suit. In (i) any suit brought by the director or officer to enforce a right to indemnification hereunder (but not in a suit brought by the director or officer to enforce a right to an advancement of expenses) it shall be a defense that, and (ii) any suit by the Corporation to recover an advancement of expenses pursuant to the terms of an undertaking, the Corporation shall be entitled to recover such expenses upon a final adjudication that, the director or officer has not met any applicable standard for indemnification set forth in the Delaware General Corporation Law. Neither the failure of the Corporation (including its Board of Directors, its independent legal counsel, or its stockholders) to have made a determination prior to the commencement of such suit that indemnification of the director or officer is proper in the circumstances because the director or officer has met the applicable standard of conduct set forth in the Delaware General Corporation Law, nor an actual determination by the Corporation (including its Board, its independent legal counsel, or its stockholders) that the director or officer has not met such applicable standard of conduct, shall create a presumption that the director or officer has not met the applicable standard of conduct or, in the case of such a suit brought by the director or officer, be a defense to such suit. In any suit brought by the director or officer to enforce a right to indemnification or to an advancement of expenses hereunder, or by the Corporation to recover an advancement of expenses pursuant to the terms of an undertaking, the burden of proving that the director or officer is not entitled to be indemnified, or to such advancement of expenses, under this Article IX or otherwise shall be on the Corporation.

    The indemnification provided in this Article IX shall inure to each person referred to herein, whether or not the person is serving in any of the enumerated capacities at the time such expenses (including attorneys' fees), judgments, fines or amounts paid in settlement are imposed or incurred, and whether or not the claim asserted against him is based on matters which antedate the adoption of this Article IX. None of the provisions of this Article IX shall be construed as a limitation upon the right of the Corporation to exercise its general power to enter into a contract or understanding of indemnity with a director, officer, employee, agent or any other person in any proper case not provided for herein. Each person who shall act or have acted as a director or officer of the Corporation shall be deemed to be doing so in reliance upon such right of indemnification.

    For purposes of this Article IX, the term "Corporation" shall include constituent corporations referred to in subsection (h) of Section 145 of the General Corporation Law of the State of Delaware (or any similar provision of applicable law at the time in effect).

  D. The Company has entered into an Indemnity Agreement with each member of the Company's Board of Directors. Each Indemnity Agreement provides, among other things, that in the event the director was, is or becomes a party, witness or other participant in a Claim (as defined in the Indemnity Agreement) by reason of (or arising in part out of) an Indemnifiable Event (as defined in the Indemnity Agreement), the Company is required to indemnify the director to the fullest extent authorized by the Company's By-Laws as in effect on the date of the Indemnification Agreement notwithstanding any subsequent amendment, repeal or modification of such By-Laws, against any and all expenses, judgments, fines, penalties and amounts paid in settlement of such Claim. The Indemnity Agreement requires that the Company advance to the director all expenses relating to Claims and contains an undertaking by the director to reimburse the Company for any such advances that are subsequently determined in a final judicial determination to have been impermissible under applicable law.

  E. The directors and officers of the Company are covered by insurance policies, maintained by the Company at its expense, insuring the directors and officers against certain liabilities which might be incurred by them in such capacities, including liabilities arising under the Securities Act of 1933.

ITEM 16. EXHIBITS.

  The following Exhibits are filed as part of this Registration Statement:

EXHIBIT
  NO.    EXHIBIT
-------  -------
 1.1     Form of Debt Security Underwriting Agreement.**
 4.1     Certificate of Incorporation of the Company, as amended (incorporated by reference to Exhibit 3 to the Company's Quarterly Report on Form 10-Q (File No. 1-3660) for
         the quarter ended March 31, 1997).
 4.2     By-laws of the Company, as amended (incorporated by reference to Exhibit 3 to the
         Company's annual report on Form 10-K (File No. 1-3660) for the fiscal year ended
         December 31, 1995).
 4.5.1   Indenture dated as of May 5, 1997 between Owens Corning and The Bank of New York, as Trustee.*
 4.5.2   Form of Debt Securities.**
 5.1     Opinion of Shearman & Sterling as to the legality of the Debt Securities being registered.
12.1     Computation of Ratio of Earnings to Fixed Charges.*
23.1     Consent of Arthur Andersen LLP, independent public accountants.*
23.2     Consent of Shearman & Sterling (included in Exhibit 5.1).
24       Powers of Attorney.*
25.1     Form T-1 Statement of Eligibility of Trustee under the Indenture.*

--------

 * Previously filed.
** The form or forms of Underwriting Agreement and Debt Securities with respect to the offering of Debt Securities will be filed as an exhibit to a report on Form 8-K and incorporated herein by reference.

ITEM 17. UNDERTAKINGS.

  (A) RULE 415 OFFERING.

  The undersigned Registrants hereby undertake:

    (1) To file, during any period in which offers or sales are being made, a post-effective amendment to this Registration Statement:

      (i)To include any prospectus required by Section 10(a)(3) of the Securities Act of 1933;

      (ii)To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement.

      Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to the Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than a 20% change in the maximum aggregate offering price set forth in the "Calculation of Registration Fee" table in the effective registration statement; and

      (iii)To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement;

  provided, however, that paragraphs (1)(i) and (1)(ii) of this section do not apply if the registration statement is on Form S-3, Form S-8 or Form F-3, and the information required to be included in a post-effective amendment by those paragraphs is contained in periodic reports filed with or furnished to the Commission by the Company pursuant to Section 13 or
  Section 15(d) of the Securities Exchange Act of 1934 that are incorporated by reference in the registration statement.

    (2) That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

    (3)To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

  (B) FILINGS INCORPORATING SUBSEQUENT EXCHANGE ACT DOCUMENTS BY REFERENCE.

  The undersigned Registrants hereby further undertake that, for purposes of determining any liability under the Securities Act of 1933, each filing of the Company's annual report pursuant to Section 13(a) or 15(d) of the Securities Exchange Act of 1934 (and, where applicable, each filing of an employee benefit plan's annual report pursuant to Section 15(d) of the Securities Exchange Act of 1934) that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

  (C) POLICY REGARDING INDEMNIFICATION.

  Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the Registrants pursuant to the foregoing provisions, or otherwise, the Registrants have been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by any Registrant of expenses incurred or paid by a director, officer or controlling person of a Registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, such Registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

                                  SIGNATURES

  PURSUANT TO THE REQUIREMENTS OF THE SECURITIES ACT OF 1933, OWENS CORNING CERTIFIES THAT IT HAS REASONABLE GROUNDS TO BELIEVE THAT IT MEETS ALL OF THE REQUIREMENTS FOR FILING ON FORM S-3 AND HAS DULY CAUSED THIS AMENDMENT NO. 1 TO THE REGISTRATION STATEMENT TO BE SIGNED ON ITS BEHALF BY THE UNDERSIGNED, THEREUNTO DULY AUTHORIZED, IN THE CITY OF TOLEDO, STATE OF OHIO, ON APRIL 10, 1998.

                                          Owens Corning


                                          By:  /s/ Michael I. Miller
                                          _____________________________________
                                                    MICHAEL I. MILLER
                                              VICE PRESIDENT AND TREASURER

  Pursuant to the requirements of the Securities Act of 1933, this Amendment No. 1 to the Registration Statement has been signed by the following persons in the capacities and on the dates indicated:

           SIGNATURE                        TITLE                DATE

                 *                   Chairman of the Board, Chief  April 10, 1998
____________________________________  Executive Officer and
          (GLEN H. HINER)             Director (principal
                                      executive officer)

                 *                   Senior Vice President and     April 10, 1998
____________________________________  Chief Financial Officer
         (DOMENICO CECERE)            (principal financial
                                      officer)

                 *                   Vice President and            April 10, 1998
____________________________________ Controller
        (STEVEN J. STROBEL)

                 *                             Director            April 10, 1998
____________________________________
       (NORMAN P. BLAKE, JR.)

                                               Director
____________________________________
         (GASTON CAPERTON)

                 *                             Director            April 10, 1998
____________________________________
     (LEONARD S. COLEMAN, JR.)

           SIGNATURE                        TITLE                DATE

                                               Director
____________________________________
       (WILLIAM W. COLVILLE)

                 *                             Director            April 10, 1998
____________________________________
         (JOHN H. DASBURG)

                 *                             Director            April 10, 1998
____________________________________
         (LANDON HILLIARD)

                 *                             Director            April 10, 1998
____________________________________
      (SIR TREVOR HOLDSWORTH)

                 *                             Director            April 10, 1998
____________________________________
       (JON M. HUNTSMAN, JR.)

                 *                             Director            April 10, 1998
____________________________________
           (ANN IVERSON)

                 *                             Director            April 10, 1998
____________________________________
         (W. WALKER LEWIS)

                 *                             Director            April 10, 1998
____________________________________
      (FURMAN C. MOSELEY, JR.)

                 *                             Director            April 10, 1998
____________________________________
         (W. ANN REYNOLDS)


      /s/ Michael I. Miller
*By_____________________________

        Michael I. Miller

         Attorney-in-Fact

                               INDEX TO EXHIBITS

  The following Exhibits are filed as part of this Registration Statement:

EXHIBIT
  NO.    EXHIBIT
-------  -------
 1.1     Form of Debt Security Underwriting Agreement.**
 4.1     Certificate of Incorporation of the Company, as amended (incorporated by reference to Exhibit 3 to the Company's Quarterly Report on Form 10-Q (File No. 1-3660) for
         the quarter ended March 31, 1997).
 4.2     By-laws of the Company, as amended (incorporated by reference to Exhibit 3 to the
         Company's annual report on Form 10-K (File No. 1-3660) for the fiscal year ended
         December 31, 1995).
 4.5.1   Indenture dated as of May 5, 1997 between Owens Corning and The Bank of New York, as Trustee.*
 4.5.2   Form of Debt Securities.**
 5.1     Opinion of Shearman & Sterling as to the legality of the Debt Securities being registered.
12.1     Computation of Ratio of Earnings to Fixed Charges.*
23.1     Consent of Arthur Andersen LLP, independent public accountants.*
23.2     Consent of Shearman & Sterling (included in Exhibit 5.1.1).
24       Powers of Attorney.*
25.1     Form T-1 Statement of Eligibility of Trustee under the Indenture.*

--------

 * Previously filed.
** The form or forms of Underwriting Agreement and Debt Securities with respect to the offering of Debt Securities will be filed as an exhibit to a report on Form 8-K and incorporated herein by reference.